Exhibit 22.  Subsidiaries of the Registrant.
--------------------------------------------

                                                             STATE OF
       SUBSIDIARY                                         INCORPORATION
       ----------                                         -------------


GASWAY INC.                                                  New York

GETTY TERMINALS CORP.                                        New York

KINGSTON OIL SUPPLY CORP.                                    New York

PT PETRO CORP.                                               New York